UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act

☒         Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐         Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01            Regulation FD Disclosure

Reference is made to the information set forth in response to Item 8.01, which information is incorporated herein by reference.

In June 2010, Northeast Bancorp (the “Company”) and Northeast Bank (the “Bank”) entered into certain commitments with the Board of Governors of the Federal Reserve System (“FRB”).  At the time the Reorganization (as defined below) is effected and there is no longer a bank holding company, these commitments no longer will be applicable.  The Bank instead intends to establish the following standards relating to its capital levels, asset portfolio composition and sources of funding, which will be incorporated into its policies and procedures:

●	Maintain a Tier 1 leverage ratio of at least 10%, which is unchanged from the requirement in the commitments to the FRB;

●	Maintain a Total capital ratio of at least 13.5% (as opposed to 15%);

●	Limit purchased loans to 60% of total loans (as opposed to 40%);

●	Maintain a ratio of the Bank’s loans to core deposits of not more than 125% (as opposed to 100%); and

●	Hold commercial real estate loans (excluding owner-occupied commercial real estate) to within 500% of Total capital (as opposed to 300%).

These newly established standards are designed to help ensure the Bank will continue to operate in a safe and sound manner, but may permit more growth in the Bank’s loan portfolio, as compared to operating under the existing commitments. The Company and the Bank believe that these changes will result in an increase in loan capacity in future periods, as well as a decrease in the costs associated with holding excess cash.

Item 8.01         Other Events

On March 11, 2019, the Company announced that the Bank has received the approval of the Federal Deposit Insurance Corporation (“FDIC”) for its previously announced corporate reorganization, pursuant to which the Company will merge with and into the Bank, with the Bank continuing as the surviving entity (the “Reorganization”).  If the Reorganization is approved and effected, the bank holding company structure will be eliminated and the Bank will become the top-level company.

The Reorganization remains subject to various closing conditions including, among others, (i) approval by the holders of the outstanding shares of the Company’s capital stock entitled to vote on the Reorganization, (ii) receipt of all remaining required regulatory approvals, including approval of the Bank’s stock issuance and amended and restated articles of incorporation and bylaws by the Maine Bureau of Financial Institutions, and (iii) approval for listing on NASDAQ of the Bank’s common stock.

Following the Reorganization, it is expected that the Bank will be a publicly-traded company listed on the NASDAQ Global Market (“NASDAQ”) under the same ticker symbol currently used by the Company, “NBN.” The Bank’s common stock will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which vests the FDIC with the power to administer and enforce certain sections of the Exchange Act applicable to banks. Accordingly, the Bank will file annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the FDIC instead of the Securities and Exchange Commission and such reports will be available to the public on the FDIC’s Securities Exchange Act Filings System at www.FDIC.gov.

A copy of the press release, dated March 11, 2019, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This communication is being made in respect of the proposed reorganization transaction described above. In connection with the transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED REORGANIZATION TRANSACTION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, as well as other filings containing information about the Company and the Bank, will be available without charge at the SEC’s internet website (https://www.sec.gov). Copies of the proxy statement can also be obtained, when available, without charge, from the Company’s investor relations website at https://investor.northeastbank.com.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the proposed reorganization transaction. Certain information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended June 30, 2018, which was filed with the SEC on September 13, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on October 4, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

Statements in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, those relating to the terms of the proposed transaction between the Company and the Bank and the proposed impact of this proposed Reorganization on the combined company, and the ability of the Company and the Bank to close the Reorganization in a timely manner or at all. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. These factors may include, but are not limited to, the ability of the Company and the Bank to consummate the Reorganization; the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization, including the receipt of Company shareholder approval; the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization; the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected; the failure of the Reorganization to close for any other reason; the effect of the announcement of the Reorganization on the Company's operating results; the possibility that the Reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the impact of all other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document Description
99.1	Press release, dated March 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Richard Wayne
Name:	Richard Wayne
Title:	President and Chief Executive Officer

Date: March 11, 2019